Exhibit 99.26(n)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Securian Life Insurance Company and

Policy Owners of Securian Life Variable Universal Life Account:

We consent to the use of our report dated March 27, 2020 on the financial statements of the sub-accounts that comprise Securian Life Variable Universal Life Account of Securian Life Insurance Company as of December 31, 2019, included herein and to the reference to our firm under the heading “FINANCIAL STATEMENTS” in Part B of the Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota
April 24, 2020

Consent of Independent Auditors

The Board of Directors and Stockholder
Securian Life Insurance Company:

We consent to the use of our report dated April 2, 2020 with respect to the financial statements and supplementary schedules of Securian Life Insurance Company (the Company) included herein and to the reference to our firm under the heading “FINANCIAL STATEMENTS” in Part B of the Registration Statement.

Our report relating to the Company’s financial statements, dated April 2, 2020 states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Minnesota Department of Commerce (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices.

/s/ KPMG LLP

Minneapolis, Minnesota
April 24, 2020